UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2012

ZAYO GROUP, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-169979	26-201259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Centennial Parkway, Suite 200, Louisville, CO 80027

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (303) 381-4683

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On March 18, 2012, Zayo Group, LLC (“Zayo”) entered into an Agreement and Plan of Merger (the “Agreement”) with AboveNet Inc. (“AboveNet”), a Delaware corporation, and provider of high-bandwidth connectivity solutions.

Upon the close of the transaction contemplated by the Agreement, Zayo will acquire 100 percent of the outstanding capital stock of AboveNet (the “Acquisition”). The purchase price is $2.2 billion. Upon closing the Acquisition, each outstanding share of AboveNet common stock will be converted into the right to receive $84 in cash.

The Agreement is subject to customary closing conditions (including regulatory approval) and includes customary representations, warranties, covenants and agreements.

This transaction is not subject to any financing conditions. Morgan Stanley Senior Funding, Inc. and Barclays Bank PLC have committed to provide Zayo Group, LLC with sufficient committed debt financing that together with equity commitments from GTCR and Charlesbank Capital Partners will allow the Company to consummate the acquisition and repay or refinance certain existing indebtedness of Zayo and AboveNet. The commitments are subject to customary conditions, including but not limited to the consummation of the acquisition, the absence of a material adverse effect with respect to Abovenet and the negotiation of definitive financing documentation.

AboveNet is a facilities-based provider of high-bandwidth connectivity solutions that provides services in 17 markets in the U.S. and four markets in Europe through their fiber-optic networks in metro markets, their long haul network connecting those markets and their IP network. AboveNet’s metro market networks have significant reach and breadth and span over 2.2 million fiber miles across over 9,000 cable route miles. Their long haul fiber-optic communications network spans over 13,000 cable route miles and interconnects each of their U.S. metro networks and each of their European markets. AboveNet operates dense wavelength-division multiplexing equipment over their fiber to provide large amounts of bandwidth capability between their metro networks for their customer needs and for their IP network. AboveNet uses undersea capacity on the Japan-US Cable Network to provide connectivity between the United States and Japan and capacity on the Trans-Atlantic undersea telecommunications network and other trans-Atlantic cables to provide connectivity from the United States to Europe and from London to continental Europe.

The resulting combined fiber network will total over 68,000 route miles.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement and Plan of Merger dated March 18, 2012 which is incorporated by reference as Exhibit 2.1 to this current report on Form 8-K.

Item 7.01	Regulation FD Disclosure

On March 19, 2012, Zayo and AboveNet issued a joint press release announcing the foregoing agreement. A copy of the press release is attached hereto as Exhibit 99.1

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished with this Form 8-K:

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Zayo Group, LLC and AboveNet, Inc.

99.1	Press Release dated March 19, 2012

The information contained in Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Portions of this report may constitute “forward-looking statements” as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission.

In addition, investors should take into consideration, with respect to the Company, those risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011, including those under the heading “Risk Factors.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAYO GROUP, LLC

By:	/s/ Ken desGarennes
Ken desGarennes
Chief Financial Officer

DATED: March 19, 2012

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Zayo Group, LLC and AboveNet, Inc.

99.1	Press Release dated March 19, 2012